EXHIBIT 10.26

REGIONS FINANCIAL CORPORATION
DIRECTORS’ DEFERRED RESTRICTED STOCK UNIT PLAN

ARTICLE 1
PURPOSE

1.1.    PURPOSE. The purpose of the Regions Financial Corporation Directors’ Deferred Restricted Stock Unit Plan is to provide individuals who are not employees of Regions Financial Corporation or any of its subsidiaries or affiliates the opportunity to defer receipt of Common Stock payable upon the vesting and settlement of Restricted Stock Units granted under an Equity Compensation Plan.

1.2.    ELIGIBILITY. Non-Employee Directors of the Company are eligible to participate in the Plan.

ARTICLE 2
DEFINITIONS

2.1.    DEFINITIONS. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a)    “Award Agreement” means a written or electronic agreement, contract or other instrument or document between the Company and a Non-Employee Director setting forth the terms and conditions of an award of Restricted Stock Units granted under an Equity Compensation Plan.

(b)    “Board” means the Board of Directors of the Company and/or the Board of Directors of Regions Bank.

(c)    “Change in Control” has the same meaning as “change in control” in the Equity Compensation Plan.

(d)    “Committee” means the Compensation and Human Resources Committee of the Board.

(e)    “Common Stock” means the common stock, par value $0.01 per share, of the Company.

(f)    “Company” means Regions Financial Corporation, a Delaware corporation.

(g)    “Deferral Account” means a separate bookkeeping account with respect to each Non-Employee Director for the purpose of accounting for deferred Restricted Stock Units and Dividend Equivalents in accordance with the provisions of the Plan.

(h)    “Dividend Equivalents” means the amount of cash dividends and value of other distributions declared and paid (as determined by the Committee in its sole discretion) with respect to the Common Stock that would have been payable to a Non-Employee Director had he or she been the owner, on the record dates for the payment of such dividends and distributions, of the number of shares of Common Stock equal to the number of Restricted Stock Units in the Non-Employee Director’s Deferral Account on such record dates.

(i)    “Election Form” means a form approved by the Committee pursuant to which a Non-Employee Director may elect to defer settlement of Restricted Stock Units, as provided in Section 5.2 hereof.

(j)    “Equity Compensation Plan” means the Regions Financial Corporation 2015 Long Term Incentive Plan, as the same may be amended, and any subsequent equity compensation plan approved by the stockholders of the Company and designated by the Committee as an Equity Compensation Plan for purposes of the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Equity Compensation Plan.

(k)    “Non-Employee Director” means a director of the Company and/or Regions Bank who is not an

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employee of the Company or any of its subsidiaries or affiliates.

(l)    “Plan” means this Regions Financial Corporation Directors’ Deferred Restricted Stock Unit Plan, as amended from time to time.

(m)    “Restricted Stock Units” means the right, granted under an Equity Compensation Plan, to receive shares of Common Stock on a designated future date, either on or after the date such rights vest and become non-forfeitable, as provided in Article 5 of the Plan. Each Restricted Stock Unit represents the right to receive one share of Common Stock in the future.

ARTICLE 3
ADMINISTRATION

3.1.    ADMINISTRATION. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned, including the Company, its stockholders and participants. The Committee may appoint a plan administrator to carry out the ministerial functions of the Plan, but the plan administrator shall have no other authority or powers of the Committee.

3.2.    RELIANCE. In administering the Plan, the Committee may rely upon any information furnished by the Company, its public accountants and other experts. No individual shall have personal liability by reason of anything done or omitted to be done by the Company or the Committee in connection with the Plan. This limitation of liability shall not be exclusive of any other limitation of liability or rights to indemnification which any such person may be entitled under the Company’s certificate of incorporation, bylaws or otherwise.

ARTICLE 4
SHARES

4.1.    SOURCE OF SHARES. The Restricted Stock Units and shares of Common Stock that may be issued upon settlement of Restricted Stock Units shall be issued under the Equity Incentive Plan, subject to all of the terms and conditions of the Equity Incentive Plan. In the event of any actual or alleged conflict between the provisions of the Equity Incentive Plan and the provisions of the Plan, the provisions of the Equity Incentive Plan shall be controlling and determinative. The Plan does not constitute a separate source of shares for equity awards described herein.

ARTICLE 5
DEFERRAL OF RESTRICTED STOCK UNITS

5.1.    GRANT OF RESTRICTED STOCK UNITS. In accordance with the Company’s compensation program for Non-Employee Directors, each Non-Employee Director may be awarded a grant of Restricted Stock Units with a specified grant date value under an Equity Compensation Plan. Such Restricted Stock Units shall be converted to shares of Common Stock on the vesting date set forth in the applicable Award Agreement (the “Vesting Date”) in accordance with the Equity Compensation Plan, unless an election to defer settlement of the Restricted Stock Units is made pursuant to Section 5.2.

5.2.    ELECTION TO DEFER SETTLEMENT AND CONVERSION OF RESTRICTED STOCK UNITS.

(a)    Timing and Manner of Deferral Election. A Non-Employee Director may defer the settlement of Restricted Stock Units into shares of Common Stock from the Vesting Date to a later date (and thereby defer the taxable event), by making an election pursuant to this Section 5.2. A Non-Employee Director who wishes to defer his or her Restricted Stock Units must irrevocably elect to do so by delivering a valid Election Form to the Committee or the plan administrator prior to December 31 of the calendar year preceding the calendar year in which Restricted Stock Units are to be granted, or in the case of a new Non-Employee Director, before or within thirty days following the date

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the Non-Employee Director is first appointed or elected to serve on the Board, provided that the election to defer may only apply to Restricted Stock Units earned following the date of the appointment or election. A Non-Employee Director’s election to defer Restricted Stock Units shall be effective as of the first day of the calendar year beginning after the Committee or the plan administrator receives the Non-Employee Director’s Election Form. For example, in order to defer the settlement of Restricted Stock Units granted in April 2020, the Election Form must be received on or before December 31, 2019. The Election Form delivered by the Non-Employee Director shall become irrevocable as of December 31 with respect to the immediately following calendar year. However, prior to the next December 31, a Non-Employee Director may change his or her election for future calendar years by executing and delivering a new Election Form indicating a different election.

(b)    Deferral Account. The Committee shall maintain a Deferral Account for each Non-Employee Director for the purpose of accounting for the Non-Employee Director’s deferred Restricted Stock Units.

(c)    Dividend Equivalents. Any Dividend Equivalents shall be credited to the Non-Employee Director’s Deferral Account as of the record date of the cash dividend or other distribution declared and made with respect to the Common Stock and shall be converted into additional Restricted Stock Units based on the fair market value of the Common Stock on such record date.

(d)    Conversion to Common Stock. Restricted Stock Units that have been deferred pursuant to this Section 5.2 shall be converted to shares of Common Stock on the date designated by the Non-Employee Director in his or her Election Form, which may be either:

(i)     the date of the Non-Employee Director’s termination of service as a director of the Company for any reason after the Vesting Date, or

(ii)     an anniversary of the grant date of the Restricted Stock Units, but no earlier than the first anniversary of the Vesting Date and no later than the tenth anniversary of the grant date.

The Non-Employee Director will be taxed on the fair market value of such shares of Common Stock as of the conversion date. Such shares of Common Stock shall be registered on the books of the Company in the name of the Non-Employee Director (or in street name to the Non-Employee Director’s brokerage account) as of the conversion date and shall be delivered to the Non-Employee Director in certificated or uncertificated (book-entry) form.

(e)    Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, the Restricted Stock Units credited to a Non-Employee Director’s Deferral Account shall be distributed to the Non-Employee Director within thirty days following the Change in Control.

(f)    Death. Notwithstanding anything herein to the contrary, in the event of the death of a Non-Employee Director, any Restricted Stock Units credited to the Non-Employee Director’s Deferral Account shall be distributed to the Non-Employee Director’s beneficiary within sixty days following the Non-Employee Director’s death.

5.3.    RESTRICTIONS ON TRANSFER. Restricted Stock Units may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company, or be subjected to any lien, obligation, or liability of a Non-Employee Director to any other party other than the Company or an affiliate of the Company.

5.4.    RIGHTS AS STOCKHOLDER. A Non-Employee Director shall not have voting or any other rights as a stockholder of the Company with respect to Restricted Stock Units. Upon settlement of Restricted Stock Units into shares of Common Stock, the Non-Employee Director shall obtain full voting and other rights as a stockholder of the Company.

5.5.    AWARD CERTIFICATES. All awards of Restricted Stock Units shall be evidenced by the written Award Agreement between the Company and the Non-Employee Director, including without limitation the provisions

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relating to the Non-Employee Director’s right to receive Dividend Equivalents with respect to such Restricted Stock Units, if applicable, in accordance with the terms of the Equity Compensation Plan.

ARTICLE 6
AMENDMENT, MODIFICATION AND TERMINATION

6.1.    AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan.

ARTICLE 7
CODE SECTION 409A

7.1    GENERAL. The Plan shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements of Section 409A of the Internal Revenue Code (the “Code”) and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder (and any applicable transition relief under Section 409A of the Code).

7.2    DEFINITIONAL RESTRICTIONS. Notwithstanding anything in the Plan to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable hereunder by reason of a Change in Control or a Non-Employee Director’s termination of service termination of service as a director of the Company, such Non-Exempt Deferred Compensation shall not be payable or distributable to the Non-Employee Director by reason of such circumstance unless the circumstances giving rise to such Change in Control or termination of service, as the case may be, meet any description or definition of “change in control event” or “separation from service,” as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Non-Exempt Deferred Compensation upon a Change in Control or termination of service, however defined. If this provision prevents the payment or distribution of any Non-Exempt Deferred Compensation, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.

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